Exhibit 10.4

AMENDMENT TO ASSET CONTRIBUTION AGREEMENT

This Amendment (the “Amendment”) to the Asset Contribution Agreement (the “Agreement”) entered into as of November 24, 2021 (the “Execution Date”) by and between InveniAI LLC, a Delaware limited liability company, located at 2614 Boston Post Road, Guilford, CT 06437 (“InveniAI”), and Invea Therapeutics, Inc., a Delaware corporation, located at 2614 Boston Post Road, Guilford, CT 06437 (“Invea”), is made and entered into as of December 31, 2024 (the “Amendment Effective Date”).

RECITALS:

WHEREAS, the parties hereto desire to amend the Agreement in accordance with the respective approvals and resolutions of the Boards of Directors of both InveniAI and Invea, which have authorized such amendments;

NOW, THEREFORE, for and in consideration of the mutual covenants and promises contained herein, and in accordance with the resolutions of the Boards of Directors of InveniAI and Invea, the parties hereby agree as follows:

1.	Amendment to Clause 5, Subsection (c) of the Agreement

Clause 5, subsection (c) of the Agreement, titled “Consideration,” is hereby deleted in its entirety in the interest of Invea’s capital fundraising needs. As a result, Invea shall no longer have any obligation to pay InveniAI the amount of $2.5 million in connection with the closing of an IPO offering. All other payment obligations of Invea to InveniAI remain in force.

2.	Continuity of Remaining Terms

Except as expressly amended by this Amendment, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect. The Agreement, as amended by this Amendment, shall continue in full force and effect according to its original terms, unless otherwise modified by a subsequent written amendment executed by the parties.

3.	Counterparts: This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

4.	No Further Amendments: Except as expressly set forth herein, this Amendment does not amend, modify, or alter the Agreement in any way, and all other terms and provisions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Amendment Effective Date.

InveniAI LLC

By:	/s/ Krishnan Nandabalan
Name:	Krishnan Nandabalan
Title:	President and Chief Executive Officer
Date:	27-Feb-2025 | 12:37 PM PST

Invea Therapeutics, Inc.

By:	/s/ Michael Aiello
Name:	Michael Aiello
Title:	Chief Financial Officer
Date:	27-Feb-2025 | 12:37 PM PST